SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K


                             CURRENT REPORT PURSUANT
                              TO SECTION 13 OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported)         June 24, 1999
                                                        -----------------------

                                VACU-DRY COMPANY
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             (Exact Name of Registrant as Specified in Its Charter)

                                   California
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                 (State or Other Jurisdiction of Incorporation)


        01912                                                 94-1069729
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(Commission File Number)                   (I.R.S. Employer Identification No.)

       100 Stony Point Road, Suite 200, Santa Rosa, California            95401
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          (Address of Principal Executive Offices)                   (Zip Code)

                                                            (707) 534-4000
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
------------(Former Name or Former Address, if Changed Since Last Report)

Item 5:  Other Events.

     On June 21, 1999, Registrant entered into a contract with Tree Top, Inc. pursuant to which Registrant will sell substantially all of the assets of Registrant relating to its product lines of processed apple products and products containing processed apple products. The sale is subject to shareholder approval. The assets to be sold include specified equipment, related trade secrets and information, certain trademarks, and goodwill related to those product lines for a purchase price of $12 million in cash, plus inventory remaining unsold as of September 30, 1999, up to an additional $2.75 million dollars. Assets not being sold include certain other processed apple product lines, the Company's vacuum-dried apple product line, its food storage business, and its Made In Nature line of organic natural foods and chilled juices.

Item 7:  Exhibits

     7.1 Press release issued June 24, 1999 in connection with the transaction.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly cause this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  VACU-DRY COMANY

Date:  June 24, 1999              By:   /s/_____________________________
                                         Gary L. Hess
                                  Its:  President & Chief Executive Officer

                                   EXHIBIT 7.1

                                  NEWS RELEASE

Contact: Gary L. Hess, President            -       707/535-4000
         Bill Burgess, Vice President       -       707/535-4000


SANTA ROSA, CALIFORNIA                                          VACU-DRY COMPANY
(NASDAQ: VDRY) announced today that it has entered into a definitive agreement to sell the bulk of its apple-based industrial ingredients product line to Tree Top, Inc., of Selah, Washington. The agreement, which excludes inventory and real estate, calls for a purchase price of $12 million in cash and is subject to approval by Vacu-dry's shareholders.

The sale is an important element in Vacu-dry's strategic plan to transform itself from an industrial ingredients supplier to a major participant in the retail natural foods industry. It builds on last year's acquisition of Made In Nature, a leading brand of organic fruit and vegetable products.

Gary Hess, CEO of Vacu-dry, stated that "The sale of this product line is a bold move to increase shareholder value by exiting a business with low returns and high capital requirements. It will provide significant financial resources to support the repositioning of our company as a participant in the high value-added natural foods industry."

The transaction will result in the closing of Vacu-dry's apple processing plant located on Gravenstein Highway North in Sonoma County, Sebastopol, California.